Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 27, 2014, with respect to the financial statement of Flushing Bank 401(k) Savings Plan as of December 31, 2013 included in the Annual Report of Flushing Bank 401(k) Savings Plan on Form 11-K for the year ended December 31, 2014.  We hereby consent to the incorporation by reference of said report in the Registration Statement of Flushing Financial Corporation on Forms S-8 (File Nos. 33-98202, 333-151187, 333-163010 and 333-188776).

/s/ GRANT THORNTON LLP
New York, New York
June 26, 2015